Exhibit (h)(36)

FORM OF
AMENDMENT TO
COMPLIANCE SERVICES AGREEMENT

     AMENDMENT NO. 1 made as of December 4, 2008, to the Compliance Services Agreement dated as of June 1, 2007, between TD Asset Management USA Funds Inc., a Maryland corporation (the “Company”), and Citi Fund Services Ohio, Inc. (formerly, BISYS Fund Services Ohio, Inc.), an Ohio corporation (“Citi”) (as amended and in effect on the date hereof, the “Agreement”). Capitalized terms which are used herein without definition and which are defined in the Agreement shall have the same meanings herein as in the Agreement.

     WHEREAS, BISYS Fund Services Ohio, Inc. has changed its name to Citi Fund Services Ohio, Inc.;

     WHEREAS, the Company has added the TDAM Institutional Treasury Obligations Money Market Fund as a series of the Company;

     WHEREAS, Citi continues to perform certain administration services for the Funds pursuant to that Sub-Administration Agreement between Citi and TDAM USA Inc., the Funds’ administrator, dated March 22, 2007, as amended to date, and certain transfer agency services for certain of the Funds pursuant to that Transfer Agency Agreement between Citi and the Company dated December 18, 2006, but no longer performs distribution services for any of the Funds;

     WHEREAS, Citi performs certain compliance services for the Funds pursuant to the Agreement;

     WHEREAS, the Company desires that Citi perform such compliance services for the TDAM Institutional Treasury Obligations Money Market Fund, in addition to the Funds; and

     WHEREAS, the parties wish to amend the Agreement to add the TDAM Institutional Treasury Obligations Money Market Fund as a Fund and to make certain other changes as hereinafter set forth.

     NOW, THEREFORE, in consideration of the covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Citi hereby agree as follows:

A. BISYS.

     All references in the Agreement to “BISYS” shall mean “Citi.”

B. New Fund.

     The “TDAM Institutional Treasury Obligations Money Market Fund” is included as a “Fund” under the Agreement for all purposes.

C. Compliance Services.

1.	Section 1(a) of the Agreement is hereby amended by deleting the reference to “distribution” contained therein.

2.	Section 1(b) of the Agreement is hereby amended by replacing it in its entirety with the following:

“(b) Provide information reasonably requested by the Board of Directors of the Company (the “Board”) in connection with the Board’s determination regarding the adequacy and effectiveness of the compliance procedures described in (a) above.”

3.	The first full paragraph immediately after Section 1(c) of the Agreement is hereby amended by deleting the reference to “distribution” contained therein.

D. Term and Termination.

1.	Section 3(a) of the Agreement is hereby amended by adding the following sentence after the second sentence of such section:

“Following the one-year anniversary of the date of this Agreement, this Agreement shall continue from year to year, unless earlier terminated pursuant to the terms of this Agreement.”

E. Representations and Warranties.

1.	The Company represents and warrants (i) that it has full power and authority to enter into and perform this Amendment, (ii) that this Amendment, and all information relating thereto has been presented to and reviewed by the Board, and (iii) that the Board has approved this Amendment.

2.	Citi represents and warrants that it has full power and authority to enter into and perform this Amendment.

F. Notices.

1.	Section 11 of the Agreement is hereby amended by:

i. replacing the reference to “Section 12” therein with “Section 11”; and

ii. replacing the addressee in the last addressee field with the following:

“Citigroup
77 Industrial Park Road
Saco, ME 04072
Attn: Office of the General Counsel”

G. Miscellaneous.

1.	Except as specifically amended hereby, the Agreement remains in full force and effect.

2.	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

3.	This Amendment may be executed in counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

TD ASSET MANAGEMENT USA
FUNDS INC.

By:__________________________
Name:
Title:

CITI FUND SERVICES OHIO,
INC.

By:__________________________
Name:
Title: